SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549



                                  Form 8-K-A-1


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 1999


                          CONTEX ENTERPRISE GROUP, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)



Colorado                 0-25319 - CIK: 0001055313              84-1191355
--------                 -------------------------              ----------
(State or other                (Commission                     (IRS Employer
juridiction                    File Number)                  Identification No.)
Of incorporation)



                    1629 York Street, Denver, Colorado 80206
                    ----------------------------------------
               (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code: (303) 691-6163


                             MESA COUNTY BREWING CO.
            4155 E. Jewell Avenue, Suite 909, Denver, Colorado 80222
            --------------------------------------------------------
       (Former name and address of registrant - changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant


(In response to Item 304 of Regulation SB under the Securities Act of 1933 and Securities Exchange Act of 1934, as amended)

The former principal accountant for the Company, Kish, Leake & Associates, CPA has resigned as auditor for the Company effective December 1, 1999

         (i) At the principal accountant's resignation, Kish, Leake & Associates, CPA, advised the Company that it no longer intends to audit companies with respect to securities and companies issuing securities under the provisions of the Securities Act of 1933, as amended, and reporting under the Securities Exchange Act of 1934.

         (ii) The accountant's report on the financial statements for either of the past two fiscal years ended February 28, 1998 and February 28, 1998 respectively, contained no adverse opinion and no disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

         (iii) During the registrant's two most recent fiscal years and subsequent interim periods preceding the resignation of the principal accountant for the Company, there were no disagreements with the former principal accountant on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure.

         (iv) The former  principal  accountant  did not advise the Company that
(a) internal controls necessary to develop reliable financial statements existed; (b) any information had come to the attention of the accountant which made the accountant unwilling to rely on management's representations or be unwilling to be associated with the financial statements prepared by management;
(c) the scope of the audit should be expanded significantly, or information had come to the accountant's attention that the accountant concluded would, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or secondly materially impact the financial statements issued, or to be issued covering the current fiscal year ending February 29, 2000 (including information that might preclude the issuance of an unqualified audit report by any subsequent accountant or auditor).


The Company has appointed Cordovano & Harvey, P.C., 201 Steele Street, Denver, Colorado 80206 as its auditor for the year ended February 29, 2000.

Item 5. Other events

The Company held its annual meeting of shareholders on December 15, 1999. The following resolutions were adopted unanimously by the shareholders:

         RESOLVED, that the Corporation cease its business purpose of publication of information pertaining to brew pubs and microbreweries and seek to acquire or merge with another corporation which would provide an on-going enterprise.

         RESOLVED, that the name of the Corporation be changed to Contex Enterprise Group, Inc., to better reflect any future activity.

         RESOLVED, that the Corporation accept the return and repurchase of 40,000 shares of preferred stock from the preferred shareholder at a price of $4,000 and sell and issue 50,000 shares of preferred stock at $1.00 per share with the following preferences:

         The holders of the preferred stock share be entitled, as preferences, to a mandatory annual dividend of 15% of the purchase price of the Preferred Stock accruing from the date of purchase, payable on or before March 31 of each year following issuance, such dividend to be cumulative, plus the right upon change in control of more that 50% of the Corporation's issued and outstanding Common Stock in any 90 day period to receive, upon tender of the preferred Stock certificate(s), an amount equal to twice the sum paid therefore at the time of issuance plus accrued dividend through the date of tender.

         RESOLVED, that the registered and principal offices of the Corporation be changed to 1629 York Street, Denver, Colorado 80206, and that Gerald H. Trumbule be appointed as Agent for the Corporation at that address.

         RESOLVED, that the officers of this Corporation take the necessary steps to effect the actions taken at this meeting including filing of all necessary documents with the proper governmental authorities.

         RESOLVED, that the officers of the Corporation file for listing of its common stock through a market maker on the OTC Bulletin Board operated by the National Association of Securities Dealers, Inc.

         The  next  order of  business  was the  election  of  directors  of the
Corporation.   After  discussion,  the  following  persons  were  nominated  for directors"

         Gerald H. Trumbule
         Gary G. Clark

         Upon vote the following persons were unanimously elected as directors to serve until the next annual meeting or until they have been replaced:

         Gerald H. Trumbule
         Gary G. Clark

         The Chairman of the Meeting then opened the meeting to miscellaneous business. After discussion the following resolutions were unanimously adopted:

         RESOLVED, that Cordovano & Harvey, P.C. be appointed as auditors for the Corporation for auditing the financial statements of the Corporation for the fiscal year ended February 29, 2000.

         RESOLVED, that the actions of the directors of the Corporation during the past year to date be approved and ratified, and hereby are.


Item 7. Financial Statements and Exhibits.

Exhibit 16.       Letter of resignation of principal accountant
                  For the Company, Kish, Leake & Associates, CPA.
                  Is attached.


Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


CONTEX ENTERPRISE GROUP, INC. (fka Mesa County Brewing Co.)
-----------------------------------------------------------
(Registrant)


Date: February 10, 2000

/s/ Gerald H. Trumbule
------------------------
Gerald H. Trumbule, Director and Secretary